MDU RESOURCES GROUP, INC.


           Statement Furnished Pursuant to Section 906
                of the Sarbanes-Oxley Act of 2002


     Each of the undersigned, MARTIN A. WHITE, the Chairman of the Board, President and Chief Executive Officer, and WARREN L. ROBINSON, the Executive Vice President, Treasurer and Chief Financial Officer of MDU RESOURCES GROUP, INC. (the "Company"), DOES HEREBY CERTIFY that:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, each of the undersigned has executed this statement this 28th day of February, 2003.



                                   /s/ Martin A. White
                                   Martin A. White
                                   Chairman of the Board, President and
                                   Chief Executive Officer


                                   /s/ Warren L. Robinson
                                   Warren L. Robinson
                                   Executive Vice President, Treasurer and
                                   Chief Financial Officer